SCHEDULE 14C
                               (Rule 14c-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                          SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c)
                   Of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Definitive Information Statement

[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14c-5(d)(2))


                           EFFICIENCY LODGE, INC.
          --------------------------------------------------------
                (Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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                           EFFICIENCY LODGE, INC.
                             5342 Old Floyd Road
                                P.O. Box 635
                          Mableton, Georgia  30126

                           _______________________

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 5, 1999
                           _______________________


TO THE SHAREHOLDERS OF
EFFICIENCY LODGE, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Efficiency Lodge, Inc., a Georgia corporation (the "COMPANY"), will be held at South Cobb Community Center, 620 Lions Drive, Mableton, GA 30126, on August 5, 1999 at 5:00 p.m., local time, to act on a proposal to reduce the number of outstanding shares of the Company's Common Stock through a one-for-thirty reverse split of such outstanding shares, and to consider and vote upon an amendment to the Company's Articles of Incorporation to effect such a reverse stock split.

     Only Shareholders of record at 5:00 p.m., Eastern Daylight Time, on June 20, 1999, are entitled to receive notice of, and to vote at, the Special Meeting.

                                   By Order of the Board of Directors


                                    /s/ W. Ray Barnes
                                   W. Ray Barnes
                                   Chairman of the Board
                                   and President of the Company

Mableton, Georgia
July 1, 1999


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                           EFFICIENCY LODGE, INC.
                             5342 OLD FLOYD ROAD
                                P.O. BOX 635
                          MABLETON, GEORGIA  30126


                     SCHEDULE 14C INFORMATION STATEMENT
      PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 5, 1999

                        _____________________________

                             GENERAL INFORMATION


     This Information Statement is being furnished to the holders ("SHAREHOLDERS") of the common shares, par value $0.10 per share ("COMMON STOCK"), of Efficiency Lodge, Inc., a Georgia corporation (the "COMPANY"), in connection with the Special Meeting of Shareholders to be held on August 5, 1999, at 5:00 p.m. (the "SPECIAL MEETING"), and any adjournment thereof.
The Special Meeting will be held at South Cobb Community Center, 620 Lions Drive, Mableton, GA 30126. This Information Statement is first being sent to Shareholders, together with a Notice of Special Meeting, on or about
July 1, 1999.

     At the Special Meeting, Shareholders will be asked to consider and vote on a proposal to reduce the number of outstanding shares of the Company's Common Stock through a one-for-thirty reverse split of such outstanding shares, which will be given effect by an amendment of the Company's Articles of Incorporation. The Shareholders also will be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed 5:00 p.m., Eastern Daylight Time, on June 20, 1999, as the record date (the "RECORD DATE") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof. The stock transfer records of the Company will be closed after the record date, and no transfer of Common Stock will be recorded until after the Special Meeting (if the Proposal is not approved) or after the Effective Date (if the Proposal is approved). On June 11, 1999, there were issued and outstanding 572,681 shares of Common Stock of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Shares of Common Stock entitled to vote as of the Record Date will constitute a quorum at the Special Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

     Shareholders are invited to attend the Special Meeting and vote at that time. However, certain Shareholders, who own over 90% of the outstanding shares of Common Stock of the Company as of the Record Date, have indicated their intent to vote in favor of the proposal coming before the Special Meeting. The votes represented by these Shareholders are sufficient to constitute a quorum and approve the proposal. THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



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       PROPOSAL TO EFFECT A ONE-FOR-THIRTY REVERSE STOCK SPLIT OF THE
              OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK

     The Board of Directors has proposed to effect a reverse split, or combination, of the Company's Common Stock, the effect of which will be that each thirty shares of Common Stock before the combination is effective will thereafter constitute one share of Common Stock (the "PROPOSAL" or "REVERSE STOCK SPLIT"). Any fractional shares that otherwise would result from the Reverse Stock Split would be converted into the right to receive cash from the Company at the rate of $10.00 per share of Common Stock outstanding prior to the Reverse Stock Split. The Proposal would have the effect of reducing the number of outstanding shares of Common Stock, to approximately 18,242 shares.

     The Reverse Stock Split would be accomplished with the filing of an amendment to the Company's Articles of Incorporation. In order to file the amendment, the Company must secure the approval of the holders of a majority of Company's outstanding shares. The proposed amendment to the Company's Articles of Incorporation is attached hereto as Appendix A. The amendment also will change the authorized capital stock to 250,000 shares of no-par common stock.

     As of June 11, 1999, 572,681 shares of Common Stock were issued and outstanding.

BACKGROUND

     Over the years, the Company has incurred considerable expense and has had to apply a significant amount of administrative effort from time to time to communicate with its relatively large number of Shareholders, a great many of whom hold few shares. The Board believes that the Company's cost of Shareholder communications and associated staff time to deal with administering a large base of record holders is disproportionate to the value the Company's Shareholders in general realize from that effort. The Board believes significant relief would be achieved through the Reverse Stock Split.

     The Board proposes combining the outstanding Common Stock at thirty-to-one and cashing out all fractional shares. The total number of record Shareholders will be reduced from 3,154 at June 11, 1999 to approximately
350. The Company believes this will result in a significant reduction in the administrative costs incurred relating to Shareholder communications. However, after the Reverse Stock Split, the Company will continue to be a reporting company under the Securities Exchange Act of 1934 and therefore will continue to file periodic reports with the Securities and Exchange Commission.

     The Company will provide cash in lieu of the fractional shares that would result from the Reverse Stock Split at the rate of $10.00 per each pre-reverse-split share involved (the "FRACTIONAL SHARE CONSIDERATION"). For example, a holder of twenty-nine shares before the Reverse Stock Split would receive Fractional Share Consideration of $290.00, which would be the maximum Fractional Share Consideration to which any shareholder would be entitled. A holder of forty shares would remain the owner of one share and would receive Fractional Shares Consideration of $100.00.

     Immediately upon the Effective Date (defined below) of the Reverse Stock Split, all fractional shares in the Company that would be created shall not constitute equity interests in the Company, but rather shall



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automatically be converted into the right to receive the Fractional Share
Consideration. The Board has determined the amount of the Fractional Share Consideration based on recent prices known to the Company at which private trades in the Common Stock have been made. The Company is aware of trades in the Common Stock since December 1, 1998 at prices ranging from $3.50 to $10.00 per share. There is no public market for the Common Stock, and the Company does not anticipate that the Reverse Stock Split will help create one.

VOTE REQUIRED

     The Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and the Shareholders. In order to approve and adopt the Proposal at the Special Meeting, holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present to constitute a quorum, and they must cast those votes in favor of the Proposal. Each share of Common Stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. The Company does not expect representatives of the Company's principal accountants to be present at the Special Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO EFFECT A ONE-FOR-THIRTY REVERSE SPLIT OF THE COMPANY'S COMMON STOCK AND THE RELATED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

EFFECTIVE DATE

     Shortly after approval of the Reverse Stock Split by the Shareholders at the Special Meeting, the approval of which will be assured by the presence and affirmative vote of the shares held by W. Ray Barnes, (which the Company expects to receive), the Company will execute and file the proposed amendment to the Articles of Incorporation. The Reverse Stock Split will become effective at the time of that filing (the "EFFECTIVE DATE").

NO DISSENTERS' RIGHTS

     Shareholders will not be entitled to dissent from the Reverse Stock Split or the payment of cash in lieu of fractional shares under Section 14-2-1302(c) of the Georgia Business Corporation Code by virtue of the number of Shareholders of record.

EFFECTS ON THE COMPANY'S CAPITALIZATION

     Because of the conversion of fractional shares to Fractional Share Consideration, the Reverse Stock Split will have the effect of reducing the number of Shareholders of the Company from 3,154 as of June 11, 1999 to approximately 350 immediately upon its effectiveness. Accordingly, the Reverse Stock Split will increase the equity and voting interests of those Shareholders in the Company who remain as shareholders.

     The percentage ownership of the Company by non-management public Shareholders will decrease from approximately 8.4% to approximately 4.1%.

     The authorized capital stock of the Company will consist only of 250,000 shares of no-par Common Stock after the Effective Date.



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ISSUANCE OF REPLACEMENT CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     Holders of Common Stock are requested to surrender their present Common Stock certificates as soon as possible after the Effective Date for reissuance to reflect the new number of shares and for payment of any Fractional Share Consideration due such Shareholder. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence the appropriate number of post Reverse Stock Split shares and the right to receive the Fractional Share Consideration. The Company will exchange new certificates for old ones and issue checks for the Fractional Share Consideration. Shareholders should forward their stock certificates to the Company for exchange after August 5, 1999.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of June 11, 1999 regarding beneficial ownership of the Company's Common Stock by each director and executive officer of the Company and all directors and officers as a group. The table reflects the stock records of the Company and information provided to the Company by the beneficial owners. W. Ray Barnes is the only person known to the Company to own beneficially more than five percent of the Company's voting securities.

 Name and Address                   Amount and Nature             Percent of
of Beneficial Owner                of Beneficial Owner           Common Stock
-------------------                -------------------           ------------

W. Ray Barnes                            496,195                     86.6%
1680 Seayes Road
P.O. Box 21
Mableton, GA  30059

Arthur L. Crowe, Jr.                       5,211                      *
567 Colston Road
Marietta, GA  30014

Joseph A. Cochran                            348                      *
2950 Atlanta Street
Smyrna, GA  30080

Ken F. Thigpen                            10,233                      1.8%
236 Lee Bone Road
Dallas, GA  30132

Dr. Roy W. Sweat, D.C.                     7,706                      1.3%
4735 River Court
Duluth, GA  30155

Larry Watts                                5,104                      *
988 Greymount Circle
Marietta, GA  30064

All officers and directors as a group    524,797                     91.6%
(6 persons)

____________
* Less than one percent



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RECENT CHANGE OF CONTROL

     On December 31, 1998, Roy E. Barnes, a director and Secretary and Treasurer of the Company, resigned as a director and officer and sold all of his shares of Common Stock of the Company, constituting all of the capital and voting stock of the Company that he owned. Prior to the sale, Mr. Barnes owned 47.5% of the Common Stock, and his brother, W. Ray Barnes, owned an equal amount. The Company purchased 470,765 of the shares and holds them in treasury. Other directors of the Company purchased a total of 20,000 shares, and the remaining 5,430 shares were purchased by investors who at that time were not affiliated with the Company. As a result of the sale, W. Ray Barnes, who formerly beneficially owned 47.5% of the outstanding stock of the Company, now beneficially owns 86.6% of the outstanding common stock.

                      FINANCIAL AND RELATED INFORMATION

     The Company is delivering this Information Statement together with a copy of its Annual Report on Form 10-KSB for the year ended December 31, 1998 and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, which reports are incorporated herein by reference. Shareholders are referred to those reports for financial and related information about the Company.

                                OTHER MATTERS

     At the time of the preparation of this Information Statement, the Board of Directors of the Company had no knowledge of any other matters to be presented at the Special Meeting.


                     By Order of the Board of Directors


                              /s/ W. Ray Barnes
                                 W. Ray Barnes
                              Chairman of the Board
                          and President of the Company

July 1, 1999
Mableton, Georgia


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                                 APPENDIX A

        Proposed Amendment to the Company's Articles of Incorporation

                            ARTICLES OF AMENDMENT

                                     OF

                      EFFICIENCY LODGE, INC.

                                     1.

          The name of the corporation is Efficiency Lodge, Inc.

                                     2.

          The Articles of Incorporation shall be amended as follows:

          Article 5 shall be amended to provide that the maximum number of shares of stock of the corporation shall be two hundred fifty thousand common voting shares without par value. Effective with this amendment (1) all shares of common stock outstanding shall be reduced so that for every thirty shares outstanding the holder thereof shall hereafter hold one share,
(2) all fractional shares that otherwise would be created pursuant to the reverse stock split will instead represent the right to be paid cash at the rate of $10.00 per each share of common stock outstanding prior to this amendment, and (3) each outstanding certificate representing shares prior to this amendment shall be deemed to represent hereafter the nearest whole number of shares as shall result from the reverse stock split and the right to cash payment as provided in (2) above.

                                     3.

          The amendment was adopted by the Board of Directors on the 14th day of June 1999.

                                     4.

          The amendment was duly approved by the shareholders on the ______ day of August 1999 in accordance with O.C.G.A. Section 14-2-1003.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of the ______ day of August 1999.


                                      EFFICIENCY LODGE, INC.



                                      By:  ____________________________
                                           W. Ray Barnes, President